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                                                                  Exhibit 99.1



    Written Statement of Chief Executive Officer and Chief Financial Officer

                             Pursuant to Section 906

           of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)


     The undersigned, the President and the Executive Vice President and Chief Financial Officer of Trex Company, Inc. (the "Company"), each hereby certifies that, on the date hereof:

     (a) the Quarterly Report on Form 10-Q of the Company for the Period Ended June 30, 2002 filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



                                       /s/ Robert G. Matheny
                                       -----------------------------------
                                       Robert G. Matheny
                                       President
                                       August 14, 2002


                                       /s/ Anthony J. Cavanna
                                       ------------------------------------
                                       Anthony J. Cavanna
                                       Executive Vice President and Chief
                                         Financial Officer
                                       August 14, 2002